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GORDON ALTMAN BUTOWSKY WEITZEN SHALOV & WEIN
114 West 47th Street                              New York, N.Y.  10036-1510
Telephone: (212) 626-0800                         Telecopier (212) 626-0799




                                   September 12, 1994


The Quest for Value Asset Builder Trust
One World Financial Center
New York, New York  10281-1098

Dear Sir/Madam:

     This opinion is being furnished in connection with the registration of the Quest for Value Asset Builder Trust, a Massachusetts business trust (the "Trust"), of an indefinite number of shares of beneficial interest, $.01 par value (the "Shares") pursuant to the Trust's registration statement on Form N-1A (File No. 33-78944), as amended (the "Registration Statement"), under the Securities Act of 1933 (the "1933 Act"), as amended and the Investment Company Act of 1940, as amended.

     As counsel for the Trust, we have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Hale and Dorr, dated September 12, 1994.

     Our opinion below, as it relates to the non-assessability of the Shares, is qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. In this regard, however, please be advised that the Declaration of Trust disclaims shareholder liability for acts and obligations of the Trust and requires that notice of such disclaimer be given in each written obligation, contract, instrument, certificate, share or other security of the Trust or undertaking made or issued by the Trustees or officers of the Trust. Also, the Declaration of Trust provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in accordance with the terms described in the Trust's Declaration of Trust and in
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The Quest for Value Asset Builder Trust
September 12, 1994
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the manner referred to in the Registration Statement, will be duly and validly issued, fully paid and non-assessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                   Very truly yours,


                                   s/Gordon Altman Butowsky
                                   Weitzen Shalov & Wein